EXHIBIT 4.24

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. ALL SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (A "TRANSFER") WITHOUT REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED BECAUSE THE TRANSFER IS EXEMPT FROM REGISTRATION OR THE TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


                              COMMON STOCK WARRANT

         For the Purchase of Shares of Common Stock of CYTOMEDIX, INC.

                                 April 1, 2003

     THIS CERTIFIES THAT, Nadine C. Smith, for value received, and her successors and assigns (collectively, "Warrantholder"), is entitled to subscribe for and purchase, subject to the terms hereof, from Cytomedix, Inc., a Delaware corporation (the "Company"), ONE MILLION (1,000,000) fully-paid and non-assessable shares (the "Shares") of the Company's Common Stock, par value $0.0001 per share ("Common Stock"), at a price per share equal to $1.00 (the "Warrant Exercise Price"), such price and such number of shares being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant.


     This Warrant is granted in connection  with the  Consulting  Agreement,  of
even  date  herewith,   by  and  between  the  Company  and  Warrantholder  (the
"Consulting Agreement").

     1. Term. Except as otherwise provided for herein, the ONE MILLION (1,000,000) Shares represented by this Warrant shall be exercisable, in whole or in part, at any time and from time to time, after the original issuance date of this Warrant and ending at 5:00 p.m., central standard time, on the seventh anniversary of the original issuance date of this Warrant (the "Expiration Date"); provided, however, unless on the Expiration Date stated above either (i) the Shares are subject to an effective registration statement of the Company under the Securities Act of 1933, as amended, or (ii) the Common Stock is listed or included for quotation on at least one of the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange (and such listed trading has not been suspended or otherwise restricted pursuant to an effective order of such exchange), then the Expiration Date shall be extended through, and the term "Expiration Date" shall be deemed to mean, the next following anniversary of the original issuance date of this Warrant upon which one of the foregoing conditions has been met.

     2. Number of Shares; Vesting of Shares. Subject to the terms and conditions set forth herein, including the Expiration Date, the Warrantholder is entitled, upon surrender of this Warrant, to purchase from the Company the Shares represented by this Warrant as follows: (i) 500,000 Shares represented by this Warrant shall be exercisable, in whole or in part, at any time and from time to time, after the original issuance date of this Warrant, and (ii) unless the Consulting Agreement has been terminated by the Company for Cause as defined below prior to the first anniversary of the original issuance date of this Warrant, the remaining 500,000 Shares represented by this Warrant shall be exercisable, in whole or in part, at any time and from time to time, on or after the first anniversary of the original issuance date of this Warrant, such numbers of Shares being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant.

     For purposes of this Section 2, "Cause" for termination of the Consulting Agreement means any of the following: (a) the failure or inability for any reason of Warrantholder to diligently or effectively perform her duties under this Agreement or the Consulting Agreement, (b) the commission by Warrantholder of any act involving moral turpitude or the commission by Warrantholder of any act or the suffering by Warrantholder of any occurrence or state of facts, which materially and adversely affects the Company's business reputation, (c) the breach by Warrantholder of any material term of, or the failure to perform any material covenant contained in, the Consulting Agreement, or (d) the material violation by Warrantholder of written instructions or policies established by the Company with respect to the operation of its business and affairs or Warrantholder's failure to carry out the reasonable instructions of the Company within the scope of the Warrantholder's "Consulting Services" as defined in the Consulting Agreement.


3.      Method of Exercise; Net Issue Exercise.

     ( ) Method of Exercise; Payment; Issuance of New Warrant. The purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by the surrender of this Warrant (together with the notice of exercise form attached hereto as Exhibit A, duly executed) at the principal office of the Company and by the payment to the Company, by check or bank draft, of an amount equal to the then applicable Warrant Exercise Price per share multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within 30 days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such 30-day period.

     ( ) Net Issue Exercise. In lieu of exercising this Warrant pursuant to subsection (a) above, the Warrantholder may from time to time elect to receive, without the payment by the Warrantholder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled, which number of shares being canceled pursuant to this subsection 3(b) may not exceed the number of shares that the Warrantholder would be entitled to exercise at such time pursuant to subsection (a) above) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Warrantholder a number of shares of Common Stock computed using the following formula:

                                  X = Y(A - B)
                                      --------
                                          A

     Where: X = The  number  of  shares  of  Common  Stock to be  issued  to the
                Warrantholder.

          Y    = The number of Shares purchasable under this Warrant at the time of such exercise.

          A    = The fair market value of one share of Common Stock, at the time of such exercise.

          B    = The  Warrant  Exercise  Price (as  adjusted to the date of such calculation).

For purposes of this Section 3(b), the fair market value of one share of Common Stock as of a particular date shall be, (i) in the event a public market exists for the Company's Common Stock on the date of exercise, the closing bid price of one share of Common Stock on the date of exercise or, (ii) if no public market exists for the Common Stock, as mutually determined in good faith upon a review of all factors deemed appropriate by the Company's Board of Directors and the Warrantholder; provided, that if the Warrant is being exercised upon the closing of an initial public offering, the value shall be the initial "price to the public" of one share of such Common Stock specified in the final prospectus with respect to such offering.

     4. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     5. Adjustment of Warrant Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant and the Warrant Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     ( ) Reclassification or Merger. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant (in form and substance satisfactory to the Warrantholder) providing that the holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same. The provisions of this subsection (a) shall similarly apply to successive reclassification, changes, mergers and transfers.

     ( ) Subdivisions or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise hereof shall be proportionately adjusted such that the aggregate exercise price of this Warrant shall at all times remains equal. Any adjustments under this subsection (b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

     ( ) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subsections
(a) and (b)), then the Warrant Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Exercise Price in effect immediately prior to such date of determination by a fraction, (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and the number of shares of Common Stock subject to this Warrant shall be proportionately adjusted. Any adjustment under this subsection (c) shall become effective as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

     ( ) No Impairment. The Company will not, by amendment of its Articles of Incorporation (as amended, restated, supplemented or otherwise modified from time) or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     6. Notice of Adjustments. Whenever the Warrant Exercise Price shall be adjusted pursuant to the provisions hereof, the Company shall within 10 days of such adjustment deliver a certificate signed by its chief executive officer or chief financial officer to the registered holder(s) hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Exercise Price after giving effect to such adjustment.

     7. Fractional Shares. No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Exercise Price then in effect.

     8. Transfers and Exchanges. This Warrant may be transferred upon the prior written consent of the Company, which consent shall not be unreasonably withheld, provided that no such consent shall be required for the transfer of this Warrant by operation of law.

     9. Rights as Shareholders. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein. However, nothing in this Section 9 shall limit the right of the Warrantholder to be provided the notices required under this Warrant.

     10. Modification and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority of shares of Common Stock issued or issuable upon exercise of this Warrant. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Shares issuable upon exercise of this Warrant.

     11. Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at his, her or its address as shown on the books of the Company or to the Company at the address indicated on the signature page of this Warrant.

     12. Assumption of Warrant. If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) an acquisition of the Company by another entity by means of a merger, consolidation or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company's capital stock such that shareholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity or (ii) a sale or transfer of all or substantially all of the Company's assets to any other person, then, as a part of such acquisition, sale or transfer, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Warrant Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such acquisition, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such acquisition, sale or transfer if this Warrant had been exercised immediately before such acquisition, sale or transfer, all subject to further adjustment as provided in this Section 12; and in any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of Shares of the Warrantholder is entitled to purchase) shall thereafter by applicable, as nearly as possible, in relation to any shares of Common Stock or other securities or other property thereafter deliverable upon the exercise of this Warrant.

     13. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Warrantholder. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the
Warrantholder but at the Company's expense, acknowledge in writing its continuing obligation to the Warrantholder in respect of any rights to which the Warrantholder shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the Warrantholder to make any such request shall not affect the continuing obligation of the Company to the Warrantholder in respect of such rights.

     14. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     15. Descriptive Headings. The descriptive headings of the several sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     16. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

     17.   Counterparts.   This  Common   Stock   Warrant  may  be  executed  in
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, this Common Stock Warrant is executed effective as of the date first above written.

                    CYTOMEDIX, INC.



                    By:  ______________________________________

                    Address:
                    1523 South Bowman Rd., Suite A
                    Little Rock, Arkansas 72211


                    Accepted and Agreed:


                    --------------------------------------
                    Nadine C. Smith

                    Address:
                    P.O. Box 163 Hell
                    West Bay, Grand Cayman
                    The Cayman Islands, BWI

                                   EXHIBIT A
                                   -----------
                               NOTICE OF EXERCISE


To:
    -----------------

    -----------------

    -----------------

Attn: ---------------


     1. The undersigned hereby elects to purchase ___________ shares of Common Stock of Cytomedix, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     1. Specify method of exercise by check mark:

               __ a. Such payment is hereby made in the amount of ___________ by wire transfer or by certified or bank check.

               __ b. The holder elects to receive shares for the value (as determined pursuant to Section 3(b) of the Warrant) of the Warrant.

     3. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below

        Name:
                 -------------------

        Address:
                 -------------------

                 -------------------

                 -------------------



------------                                            -----------------------
(Date)                                                  (Signature)